EXHIBIT 4.22

ACT OF FIRST AMENDMENT TO MULTIPLE OBLIGATIONS MORTGAGE AND ASSIGNMENT OF LEASES AND RENTS

BY

THE OLD EVANGELINE DOWNS, L.L.C. , as Mortgagor

TO

U.S. BANK NATIONAL ASSOCIATION, as Mortgagee

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* * * * * * * * * *	UNITED STATES OF AMERICA STATE OF ________________ COUNTY/PARISH OF ____________

BE IT KNOWN, on the 8th day of February, 2011;

BEFORE ME, the undersigned notary public, duly qualified in and for the state and parish/count aforesaid, and in the presence of the undersigned competent witnesses;

PERSONALLY CAME AND APPEARED:

THE OLD EVANGELINE DOWNS, L.L.C., a Louisiana limited liability company, whose taxpayer identification number is XX-XXX0511 and whose mailing address is P.O. Box 90270, Lafayette, Louisiana 70509-0270, appearing herein by and through its undersigned representative, duly authorized pursuant to a resolution of its members, a certified extract of which is attached hereto as Exhibit "A";

WHO DECLARED THAT:

This FIRST AMENDMENT OF MULTIPLE OBLIGATIONS MORTGAGE AND ASSIGNMENT OF LEASES AND RENTS (this “Amendment”) is dated as of February ___, 2011 and is effective as of February __, 2011, by and among THE OLD EVANGELINE DOWNS, L.L.C., a Louisiana limited liability company, with an address at P.O. Box 90270, Lafayette, Louisiana 70509-0270 (“Mortgagor”) to U.S. BANK NATIONAL ASSOCIATION, with an address at 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota 55107-2292, as collateral trustee for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, “Mortgagee”).

RECITALS

WHEREAS, Peninsula Gaming, LLC, a Delaware limited liability company (“PGL”), Peninsula Gaming Corp., a Delaware corporation (“PGC” and, together with PGL, the “Issuers”), have issued $240,000,000 in aggregate principal amount of 8.375% Senior Secured Notes due 2015 (the “Existing Notes”) pursuant to that certain Indenture dated August 6, 2009 (as it may be amended, restated or otherwise supplemented from time to time, the “Indenture”) entered into by and among the Issuers, the Mortgagor, as guarantor, each other Subsidiary Guarantor (as defined therein), the other guarantors party thereto from time to time, and Mortgagee, as trustee and collateral trustee for the Secured Parties (together with its permitted successors and assigns in such capacity);

WHEREAS, in order to secure the Issuers’ obligations under the Indenture in connection with the Existing Notes, Mortgagor executed and delivered to Mortgagee that certain Multiple Obligations Mortgage and Assignment of Leases and Rents, effective as of August 6, 2009 and recorded as of August 7, 2009, in book 722, Page 154, of the Mortgage Records for the Parish of West Baton Rouge, State of Louisiana, and recorded as of  August 7, 2009, at Act Number 1021846, of the Mortgage Records for the Parish of St. Landry, State of Louisiana (the “Original Mortgage”), which covers all of Mortgagor’s right, title and interest in and to certain land, buildings and improvements, and collateral as more particularly described therein affecting or relating to the real property more particularly described on Exhibit “B” to the Original Mortgage (the “Mortgaged Property”); and

WHEREAS, as of the date hereof, Borrower has issued $80,000,000 in aggregate principal amount of 8.375% Senior Secured Notes due 2015 (the “New Notes”, together with the Existing Notes and any other senior secured notes issued from time to time under the Indenture, the “Notes”) pursuant to the Indenture; and

WHEREAS, Mortgagor and Mortgagee desire to amend the Original Mortgage pursuant to the terms of this Amendment to give notice that the Original Mortgage, as modified hereby, secures, among other things, all of the Issuer’s obligations under the Indenture, including those obligations with respect to the New Notes, to increase the amount secured by the Original Mortgage from $240,000,000 to $320,000,000, and to confirm that the Original Mortgage remains in full force and effect, as modified by this Amendment.

NOW, THEREFORE, for valuable consideration, receipt whereof is hereby acknowledged, Mortgagor and Mortgagee do hereby covenant and agree that the Original Mortgage is hereby amended, changed and modified in the following respects, and no other, all without novation and without prejudice to the effectiveness, validity, enforceability and priority of the mortgage pursuant to La. R.S. 9:5390, as follows:

1.           All of the foregoing recitals are acknowledged by Mortgagor as being true and correct and shall be deemed incorporated by reference herein.  Mortgagor hereby acknowledges and agrees that the Original Mortgage, as amended and modified hereby, secures, among other things, the New Notes under the Indenture.

2.           The definition of “Secured Obligations” in the Original Mortgage is amended and replaced in its entirety by the following definition:

This Mortgage secures, and the Mortgaged Property is collateral security for, the Company's guarantee of the prompt and complete payment or performance in full when due, whether at stated maturity, by required redemption, by prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law, 11 U.S.C. §362(a) (and any successor provision thereof)), of (i) all Obligations (as defined in the Indenture) under the Notes and all other present and future obligations, contingent or otherwise of the Company arising under or pursuant to the Indenture Documents (as defined in the Indenture), (ii) the Company’s guarantee of payment if and when due of (a) the Change of Control Payment (as defined in the Indenture), in an amount not to exceed such amount calculated in accordance with Section 4.15 of the Indenture, and (b) amounts due in connection with an Excess Proceeds Offer (as defined in the Indenture) in an amount not to exceed such amount calculated in accordance with Section 4.13 of the Indenture, in either case together with interest thereon as set forth in the Indenture, and premiums and penalties, if any, thereon, (iii) all other sums that may or shall become due hereunder, in connection with the Notes or under the other Transaction Documents, including the costs and expenses of enforcing any provision of any of the foregoing documents or any extensions or modifications of the Notes or any substitutions therefor, (iv) the reimbursement to the Collateral Agent of all monies which may be advanced as herein provided and of any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred or paid on account of any litigation at law or in equity that may arise in respect of this Mortgage or the obligations secured hereby or the lands and premises and other property herein mentioned or in obtaining possession of said lands and premises and other property after any sale that may be made as hereinafter provided, (v) the payment by the Company to the Collateral Agent of all sums, if any, as may be duly expended or advanced by the Collateral Agent in the performance of any obligation of the Company as provided hereunder, (vi) the payment of any and all other indebtedness that this Mortgage by its terms secures, and (vii) the performance and observance of the covenants, agreements and obligations of the Company contained herein and in the other Transaction Documents (collectively, the “Secured Obligations”).

3.           Each reference in the Original Mortgage to the “Indenture” and the “Notes” shall mean and be a reference to the Indenture and Notes as defined in this Amendment.

4.           The Original Mortgage, as amended and modified by this Amendment (the “Mortgage”), cannot be further altered, amended, modified, terminated, waived, released or discharged except in a writing signed by the parties hereto or their respective successors or assigns.  To the fullest extent permitted by applicable law, any future amendment or modification of the Secured Obligations (as defined in the Original Mortgage) may or may not be recorded; all holders of any interest or claim that affects all or any portion of the Mortgaged Property or any estate or interest therein, which interest or claim is recorded after the date the Mortgage was originally recorded or that is otherwise or is intended to be junior and subordinate to the lien of the Mortgage (collectively, “Junior Lien Claimants”), are hereby placed on notice of the possibility that the Secured Obligations that the Mortgage secures may be amended but any such amendment may or may not be placed of record; any such amendment shall be fully effective whether or not recorded, without thereby impairing or reducing the priority of the lien of the Mortgage or constituting a novation; Junior Lien Claimants should not assume they will be notified of any amendment of the Secured Obligations that occurs before or after the recording of their lien; and by accepting their interest in the Mortgaged Property, Junior Lien Claimants shall be deemed to acknowledge and consent to the foregoing.

5.           Except as modified herein, the terms of the Original Mortgage shall continue in full force and effect.  Notwithstanding anything to the contrary contained in this Amendment, if at any time it is determined that the lien, validity or security of the Original Mortgage is impaired or subordinated as a result of the modifications contemplated hereby (the “Modifications”), then the Original Mortgage shall be construed as if such Modifications had never taken place and the original terms of the Original Mortgage as unmodified hereby shall continue in full force and effect and Mortgagee shall maintain all legal or equitable priorities which were in existence before the date of execution of this Amendment.  It is understood by and is the intention of the parties hereto that any legal or equitable priorities of Mortgagee over any party which were in existence before the date of execution of this Amendment shall remain in effect after the execution of this Amendment.  This Amendment shall not be deemed to constitute a novation or to extinguish any of the obligations secured by the Original Mortgage.

6.           THE PROVISIONS OF THIS MORTGAGE REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED.  ALL OTHER PROVISIONS OF THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF MORTGAGOR AND MORTGAGEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

7.           This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

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THUS DONE AND PASSED, on the day, month and year first written above, in the presence of the undersigned Notary Public and the undersigned competent witnesses, who her unto sign their names with Mortgagor after reading of the whole.

WITNESSES:	MORTGAGOR THE OLD EVANGELINE DOWNS, L.L.C., a Louisiana limited liability company
/s/Dustin Manternach	By: /s/ Natalie Schramm
Print Name: Dustin Manternach	Name: Natalie Schramm
Title: Vice President

/s/Nicole R. Johnson
Print Name: Nicole R. Johnson

/s/ Karen M. Beetem
NOTARY PUBLIC
Print Name: Karen M. Beetem
My Commission Expires: 10/20/13 [SEAL]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written:

U.S. BANK NATIONAL ASSOCIATION, as Mortgagee

By:	/s/ Donald T. Hurrelbrink
Name: DonaldT. Hurrelbrink
Title: Vice President

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CERTIFICATE OF ACKNOWLEDGMENT
STATE OF IOWA

COUNTY/PARISH OF DUBUQUE

BEFORE ME, the undersigned, a Notary Public in and for the aforesaid State and County [Parish or County], this day personally appeared, Natalie Schramm appearing herein in his/her capacity as the duly authorized Chief Financial Officer of THE OLD EVANGELINE DOWNS, L.L.C., a Louisiana limited liability company (the "Company"), to me personally known to be the identical person whose name is subscribed to the foregoing instrument representing the Company, and acknowledged to me in the presence of the two undersigned competent witnesses, that he/she executed the same on the date thereof on behalf of the Company, as the free act and deed of the Company.

THUS DONE AND PASSED in my office in the State and County [Parish or County] aforesaid on February 8th, 2011, after due reading of the whole.

WITNESSES:

/s/ Dustin Manternach
Print Name: Dustin Manternach

/s/ Nicole R. Johnson
Print Name: Nicole R. Johnson

/s/Karen M. Beetem
NOTARY PUBLIC
My Commission Expires: 10/20/13

THIS INSTRUMENT WAS PREPARED BY:

Shira E. Bressler, Esq.
Latham & Watkins LLP
885 Third Avenue
Suite 1000
New York, New York 10022-4802

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CERTIFICATE OF ACKNOWLEDGMENT

On this 8th day of February,  2011, before me a notary public in and for Ramsey County the undersigned officer, personally appeared Donald T. Hurrelbrink, who acknowledged himself to be the Vice President of U.S. Bank National Association, and that he as such Vice President being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as Donald T. Hurrelbrink.

In witness whereof, I hereunto set my hand and official seal.

/s/Laura J. Saunders
Notary Public

THIS INSTRUMENT WAS PREPARED BY:

Shira E. Bressler, Esq.
Latham & Watkins LLP
885 Third Avenue
Suite 1000
New York, New York 10022-4802

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